UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 28, 2015
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 Deep Valley Drive, Suite 395, Rolling Hills Estates, California 90274
(Address of principal executive offices, including zip code)

(310) 541-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Further to the stock repurchase program announced by Natural Health Trends Corp. (the “Company”) on July 28, 2015, on October 28, 2015 the Company entered into a Stock Repurchase Agreement with George K. Broady (“Broady”), the Company’s largest stockholder and a member of its board of directors (the “Stock Repurchase Agreement”). The Stock Repurchase Agreement, which the Company and Broady entered into in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, provides for the Company’s purchase from Broady of 0.4066 of the number of shares of common stock purchased by the Company’s broker in the open market under the Company’s previously announced stock repurchase program.

As a part of such stock repurchase program, the Company has recently entered into a Rule 10b5-1 Issuer Repurchase Plan with its broker (the “Purchase Plan”) under which the Company’s broker is authorized to purchase shares of the Company’s common stock in the open market for a total purchase price of $3,555,000 in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. The Stock Repurchase Agreement with Broady requires that the Company report to Broady on a weekly basis information regarding the broker’s open market purchases, and that the Company purchase from Broady 0.4066 of the number of shares purchased by the Company’s broker in the open market, which shares shall be purchased on a weekly basis from Broady at a per share purchase price equal to the weighted average price per share paid by the Company’s broker to purchase shares in the open market.

The Company expects to expend approximately $5.0 million in the aggregate under the Stock Repurchase Agreement with Broady and the Purchase Plan, which when combined with the Company's prior expenditures under the stock repurchase program announced on July 28, 2015, would result in aggregate expenditures of approximately $10.0 million, plus transaction costs.  Although the Company has reserved the right to discontinue at any time the stock repurchase program, it expects that upon completion of the purchase of shares under the stock repurchase program it will have expended approximately $15.0 million, plus transactions costs.

This report contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Such forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law. It is cautioned that such forward-looking statements are based on assumptions that may not be realized and involve uncertainties that could cause actual results to differ materially from such forward-looking statements.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Repurchase Agreement dated October 28, 2015 by and between Natural Health Trends Corp. and George K. Broady.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Repurchase Agreement dated October 28, 2015 by and between Natural Health Trends Corp. and George K. Broady.